UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2009

HUNTINGTON BANCSHARES INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland	1-34073	31-0724920
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

Huntington Center
41 South High Street
Columbus, Ohio 43287
(Address of Principal Executive Offices)

(614) 480-8300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed, since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.     Unregistered Sales of Equity Securities.

     On March 24, 2009, Huntington Bancshares Incorporated (“Huntington”) entered into agreements with certain institutional shareholders (each, an “Institutional Shareholder”) pursuant to which Huntington and each of the Institutional Shareholders agreed to exchange shares of Huntington common stock for shares of Huntington’s 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock (the “Series A Preferred Stock”) held by the Institutional Shareholder. In the aggregate for the transactions, Huntington exchanged 11,715,484 shares of Huntington common stock for 53,809 shares of Series A Preferred Stock. The exchanges will settle on or before March 30, 2009. The shares of Huntington common stock are being issued in reliance upon the exemption set forth in Section 3(a)(9) of the Securities Act of 1933 for securities exchanged by the issuer and an existing security holder where no commission or other remuneration is paid or given directly or indirectly by the issuer for soliciting such exchange.

     The exchange will result in an addition to Huntington’s tangible common equity (total common equity less goodwill and other intangible assets) of $53.8 million.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON BANCSHARES INCORPORATED

Date: March 24, 2009	By: /s/ Donald R. Kimble
Donald R. Kimble, Executive Vice President
and Chief Financial Officer